Exhibit 99.1

IntelGenx submits New Drug Application for Anti-Migraine VersaFilm™

SAINT LAURENT, QUEBEC, March 27, 2013 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (“IntelGenx” or the “Company”), a Canadian drug delivery company focusing on oral drug delivery, today announced that, together with its co-development partner RedHill Biopharma (“RedHill”), it has submitted a 505(b)(2) New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for the Company’s anti-migraine oral film product, a novel oral thin-film formulation based on its proprietary VersaFilm™ technology containing Rizatriptan, the active drug in Merck’s Maxalt-MLT® orally disintegrating tablets.

The company had previously announced a successful a pre-NDA meeting with the FDA following the successful completion of a bioequivalency study demonstrating that its oral film product is bioequivalent with Maxalt MLT®, a leading branded anti-migraine product manufactured by Merck & Co. According to Merck's most recent annual report, sales of Maxalt® were $638 million in 2012. The thin-film formulation of Rizatriptan has been developed in accordance with the co-development and commercialisation agreement with RedHill Biopharma Ltd. (NASDAQ: RDHL; TASE: RDHL) using IntelGenx' proprietary immediate release "VersaFilm™" drug delivery technology.

IntelGenx’ orally disintegrating film consists of a thin (30 – 50 µm) polymeric film which disintegrates rapidly upon oral administration, thereby releasing the active drug Rizatriptan and making it available for rapid absorption. The film does not require water for administration.

On announcing the news, IntelGenx' President and CEO Dr. Horst Zerbe commented “We are very excited with this filing as we believe that our Rizatriptan film is the first oral film product for the treatment of migraine for which a 505(b)(2) NDA has been submitted to FDA. We believe that the product has significant market potential as it is therapeutically equivalent to Maxalt-MLT® orally disintegrating tablets, is easy to use, and offers significant cost advantages over orally disintegrating tablets due to the fact that manufacturing costs of orally disintegrating tablets are generally higher than those of orally disintegrating films as they often require lyophilization of the drug and a complicated, and therefore very expensive, packaging system.”

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com